SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                       October 30, 2003 (October 29, 2003)

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      0-27072               52-0845822
 (state or other juris-            (Commission          (I.R.S. Employer
diction of incorporation)          File Number)        (Identification No.)

      1617 JFK Boulevard, Philadelphia, Pennsylvania          19103
      (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

           ___________________________________________________________
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On October 29, 2003, Hemispherx Biopharma, Inc. (the "Company") closed a private placement to two institutional investors (the "Investors") of 6% senior secured convertible debentures due October 31, 2005 in the aggregate principal amount of $4,142,357 (the "Debentures") and Warrants to purchase an amount of shares of Common Stock equal to 20% of the shares issuable upon conversion of the Debentures.

      Pursuant to the terms of the Debentures, $1,550,000 of the proceeds from the sale of the Debentures have been held back and will be released to the Company if, and only if, the Company acquires Interferon Sciences' facility within 90 days of October 29, 2003 and the Company delivers as additional security for the Debentures a mortgage on the facility. The Company is under contract to acquire the facility from Interferon Sciences, Inc.

      The Debentures mature on October 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the Investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date.

      The Debentures are convertible at the option of the Investors at any time through October 31, 2005 into shares of our common stock. The conversion price under the Debentures is fixed at $2.02 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

      The Warrants received by the Investors are to acquire at any time through October 31, 2008 an aggregate of 416,317 shares of common stock at a price of $2.32 per share. On October 29, 2004, the exercise price of these Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between October 30, 2003 and October 28, 2004 (but in no event less than $1.626 per share). The exercise price (and the reset price) under the Warrants also is subject to similar adjustments for anti-dilution protection.

      The Company entered into a Registration Rights Agreement with the Investors in connection with the issuance of the Debentures and the Warrants. The Registration Rights Agreement requires that the Company register on behalf of the Investors the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

      By agreement between the Company and the Investors, the Investors waived the requirement in the 6% senior secured convertible debentures due July 31, 2005 (the "July Debentures") concerning the providing of a mortgage on the Interferon Sciences' facility and


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released the $1,550,000 held back pursuant to the July Debentures. In turn, the the conversion price of the July Debentures was reduced from $2.14 to $1.89, per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

      For a complete description of this transaction, see the Securities Purchase Agreement, Form of Convertible Debenture, Form of Warrant and Registration Rights Agreement filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report and incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits. The following exhibits are filed herewith:

      10.1 Securities Purchase Agreement, dated October 29, 2003, by and among the Company and the Buyers named therein.

      10.2  Form of 6% Convertible Debenture of the Company.

      10.3  Form of Warrant for Common Stock of the Company.

      10.4 Registration Rights Agreement, dated October 29, 2003, by and among the Company and the Buyers named therein.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HEMISPHERX BIOPHARMA, INC.

October 30, 2003                    By: /s/ William A. Carter
                                        ----------------------------------
                                        William A. Carter, M.D., President